UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2005

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14227	13-3317668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2 Applegate Drive, Robbinsville, NJ		08691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (609) 632-0800

___________________________________________________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02  Results of Operations and Financial Condition.

On November 10, 2005, American Bank Note Holographics, Inc. (the “Company”) announced its results of operations for the quarter ended September 30, 2005.  A copy of the press release issued by the Company relating thereto is furnished herewith as Exhibit 99.1.  The Statement of Operations contained in the press release attached hereto as Exhibit 99.1 has an error with respect to the Weighted average number of shares—Diluted for the three months and nine months ended September 30, 2005.  For the three months ended September 30, 2005, the Weighted average number of shares—Diluted is 19,576 instead of 19,653 as incorrectly stated in the press release.  For the nine months ended September 30, 2005, the Weighted average number of shares—Diluted is 19,363 instead of 19,388 as incorrectly stated in the press release.  These changes have no affect on the Company’s net income per share.  The correct amounts will be reflected in the Company’s 10-Q for the quarter ended September 30, 2005.

Item 9.01               Financial Statements and Exhibits.

(a)	Financial Statements.

None

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

	99.1	Press release issued by American Bank Note Holographics, Inc., dated November 10, 2005.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Date: November 14, 2005	By:	/s/ Kenneth H. Traub
Kenneth H. Traub
President and Chief Executive Officer